Exhibit 10.16


      THIRD AMENDMENT TO PARTICIPATION AGREEMENT AND MASTER
LEASE INTENDED AS SECURITY AND FIRST AMENDMENT TO SECURITY
AGREEMENT dated as of December 12, 1997 among CONSOLIDATED
FREIGHTWAYS CORPORATION OF DELAWARE, a Delaware corporation (the
"Lessee"), the Lessors referred to below (the "Lessors"), and ABN
AMRO BANK N.V., as agent (the "Agent") for the Lessors thereunder.

          PRELIMINARY STATEMENTS:

          WHEREAS, the parties hereto are parties to that certain Participation Agreement dated as of December 22, 1995, as amended by a first amendment thereto dated as of March 25, 1996 and a second amendment thereto dated as of January 23, 1997 (the "Second Amendment") (said Participation Agreement as so amended being the "Participation Agreement").

          WHEREAS, pursuant to the Participation Agreement, the Agent and the Lessee entered into that certain Master Lease Intended as Security, dated as of December 22, 1996, as amended by and a first amendment thereto dated as of March 25, 1996 and a second amendment thereto dated as of January 23, 1997 (said Master Lease Intended as Security as so amended being the "Lease");

          WHEREAS, pursuant to the Second Amendment, the Lessee executed a Security Agreement dated as of January 23, 1997 in favor of the Agent (said Security Agreement being the "Security
Agreement"); and

          WHEREAS, the Lessee has requested that the Participation Agreement and the Security Agreement be amended as set forth herein;

          NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Participation Agreement.

          SECTION 2.  Amendments to Participation Agreement.  The
Participation Agreement is, effective as of the date hereof, hereby amended as follows:

          (a) Section 6.1(i)(iv) is amended in full to read as follows:

                    "(iv)  not make or incur, or permit any
                    of its Subsidiaries to make or incur,
                    any Capital Expenditures if, after
                    giving effect thereto, the aggregate
                    amount of all such Capital Expenditures, net of proceeds from sales of fixed assets, would exceed $30,000,000 for Fiscal Year 1997, $70,000,000 for Fiscal Year 1998 and $100,000,000 for Fiscal Year 1999, provided, however, that up to $15,000,000 of permitted Capital Expenditures unused in any one year may be carried over to the following year."

          (b) Schedule X is amended by adding the following definition:

               "'Security Agreement' shall mean the
          Security Agreement dated as of January 23,
          1997 by the Lessee in favor of the Agent, as amended, modified or supplemented from time to time."

          (c)  Clause (a) at the definition of "Casualty" in
     Schedule X is amended in full to read as follows:

          " . . . (a) the loss of such vehicle or the use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of such Vehicle permanently unfit for normal use for any reason whatsoever in the business judgment of the Lessee; . . ."

          (d)  The definitions of "Adjusted Net Earnings" and
     "Operative Agreement(s)" in Schedule X are amended in full to read as follows:

               " 'Adjusted Net Earnings' shall mean
          with respect to any fiscal period of the Lessee, the Adjusted Net Earnings from
          Operations for such fiscal period plus the sum of the following to the extent deducted in computing Adjusted Net Earnings from
          Operations: (a) interest expense, (b) accrued income taxes, (c) depreciation and amortization expense, (d) the non-cash expense related to the Consolidated
          Freightways Corporation 1996 Stock Option and
          Incentive Plan (commonly referred to as the Restricted Stock Awards Program), as amended from time to time, and (e) miscellaneous expenses (including Letter of Credit Fees) less miscellaneous income for such period.

               'Operative Agreement(s)'  shall mean the
          Participation Agreement, the Lease, the Lease
          Supplements, the Delivery Date Notices, the
          Subleases, any Assumption Agreement, the
          Security Agreement, each Certificate of Title and each UCC financing statement filed or to be filed from time to time with respect to the security interests created pursuant to the Lease."

          SECTION 3.  Amendments to Security Agreement.  The
Security Agreement is, effective as of the date hereof, hereby amended as follows:

          (a) Clause (vi) of Section 3(b) is amended in full to read as follows:

     ". . . (vi)  any Lien in favor of BankAmerica Business
          Credit, Inc., as Agent, under the BABC Agreement in the Collateral described in Sections 1(b), 1(c) and 1(d) hereof to the extent that such Collateral applies both to Vehicles and to vehicles in which BankAmerica Business Credit, Inc., as Agent, has a security interest in connection with the BABC Agreement . . . "

          (b) The second sentence of Section 4(a) is amended in full to read as follows:

          ". . . Without limiting the generality of the foregoing, the Grantor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereby, including with respect to any replacement Vehicle or any Replacement Part
          (as hereinafter defined)."

          (c)  The definition of "Partial Casualty" in Section
     5(c) is amended in full to read as follows:

          " 'Partial Casualty' means any loss, damage, destruction, taking by eminent domain, loss of use or theft of any Vehicle or any portion of a Vehicle or the rendition of any Vehicle unfit for normal use for any reason whatsoever in the business judgment of the Grantor, in each case which does not constitute a Casualty."

          (d)  Clause (a) of the definition of "Casualty" in
     Section 5(c)  is amended in full to read as follows:

          ". . . (a) the loss of such Vehicle or the use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of such Vehicle permanently unfit for normal use for any reason whatsoever in the business judgment of the Grantor;. . ."

          (e) The first sentence of Section 5(f)(i) is amended in full to read as follows:

          "Notwithstanding the other provisions of this Security Agreement, Grantor shall have no obligation to replace, repair, or maintain any Vehicle as to which a Casualty or Partial
          Casualty has occurred or repay any portion of the Lease Balance in respect thereof so long as the sum of the Specified Value (as hereinafter defined) of Vehicles which would be considered a Casualty or a Partial
          Casualty (and which have not been replaced or repaired at the time of determination) do not exceed in any year $1,250,000 or exceed on a cumulative basis from the date hereof to the date of determination $2,500,000. 'Specified
          Value' means as to any Vehicle either the orderly liquidation value thereof as specified in the appraisal attached as
          Schedule I hereto or, in the case of any replacement Vehicle, the orderly liquidation value as so specified of the respective replaced Vehicle."


          SECTION 4  Representations and Warranties of the
Lessee.  The Lessee represents and warrants as follows:

          (a) The Lessee is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

          (b) The Lessee has all requisite corporate power and authority to execute, deliver and perform its obligations under this Amendment and each Operative Agreement, as amended hereby.

          (c) The execution, delivery and performance by the Lessee of this Amendment and the Operative Agreements, as amended hereby, and the performance by the Lessee of its respective obligations hereunder and thereunder, have been duly authorized by all necessary corporate action and do not and will not (i) violate any provision of the Lessee's certificate of incorporation or by-laws, (ii) violate any provision of any law, rule or regulation presently in effect applicable to the Lessee, which violation or violations would have, individually or in the aggregate, a Material Adverse Effect, (iii) result in a breach of, or constitute a default under, any indenture, loan or credit agreement, or any other agreement or instrument to which the Lessee is a party or by which the Lessee or its properties may be bound or affected, which breaches or defaults would have, individually or in the aggregate, a Material Adverse Effect, or (iv) result in, or require, the creation or imposition of any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Lessee (other than the Security interest contemplated by the Lease and the Security Agreement).

          (d) No authorization, consent, license, approval or other action by or formal execution from, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Lessee of this Amendment or any of the Operative Agreements, as amended hereby.

          (e) This Amendment and each of the other Operative Agreements, as amended hereby, constitute legal, valid and binding obligations of the Lessee enforceable against the Lessee in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, arrangement, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

          (f) There is no pending or, to the knowledge of Lessee, threatened action or proceeding affecting the Lessee or any of its Subsidiaries before any court, governmental agency or arbitrator, in which there is a reasonable probability of an adverse decision which, if adversely determined, would have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Amendment or any of the other Operative Agreements, as amended hereby.


          SECTION 5. Reference to and Effect on the Operative Agreements. (a) Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Participation Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Participation Agreement, and each reference in the other Operative Agreements to "the Participation Agreement", "thereunder", "thereof" or words of like import referring to the Participation Agreement, shall mean and be a reference to the Participation Agreement as amended hereby, each reference in the Lease to "this Lease", "hereunder", "hereof" or words of like import referring to the Lease, and each reference in the other Operative Agreements to "the Lease", "thereunder", "thereof" or words of like import referring to the Lease, shall mean and be a reference to the Lease as amended hereby. Each reference in the Security Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Security Agreement, and each reference in the other Operative Agreements to "the Security Agreement," "thereunder," "thereof" or words of like import referring to the Security Agreement, shall mean and be reference to the Security Agreement as amended hereby.

          (b) Except as specifically amended above, the Participation Agreement, the Lease and the Security Agreement, and all other Operative Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lessor or the Agent under any of the Operative Agreements, nor constitute a waiver of any provision of any of the Operative Agreements.

          SECTION 6. Costs, Expenses and Taxes. The Lessee agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder. In addition, the Lessee shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder.

          SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

          SECTION 8.  Governing Law.  This Amendment shall be
governed by, and construed in accordance with, the laws of the State of California.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         CONSOLIDATED FREIGHTWAYS CORPORATION
                           OF DELAWARE, as Lessee

                           By:s/David F. Morrison
                           Name:David F. Morrison
                           Title:Executive Vice President and
                                    Chief Financial Officer


                         ABN AMRO BANK N.V.,
                         not individually, but solely as Agent
                         for the Lessors

                           By:s/Kathleen L. Ross
                           Name:Kathleen L. Ross
                           Title:Group Vice President


                           By:/s/David L. Thomas
                           Name:David L. Thomas
                           Title:Vice President


                         ABN AMRO BANK N.V., as Lessor

                           By:s/Kathleen L. Ross
                           Name:Kathleen L. Ross
                           Title:Group Vice President


                           By:/s/David L. Thomas
                           Name:David L. Thomas
                           Title:Vice President


                         THE FIRST NATIONAL BANK OF CHICAGO, as Lessor


                           By
                           Name:
                           Title:

                         PNC LEASING CORP., as Lessor

                           By:/s/David J. Krener
                           Name:David J. Krener
                           Title:Vice President


                         THE BANK OF NEW YORK, as Lessor

                           By:/s/Elizabeth T. Ying
                           Name:Elizabeth T. Ying
                           Title:Vice President


                         LBS BANK - NEW YORK, as Lessor

                           By:/s/Frank J. Horvat
                           Name:Frank J. Horvat
                           Title:Senior Vice President


                           By:/s/Lisa A. Schumann
                           Name:Lisa A. Schumann
                           Title:Vice President


                         PT BANK RAKYAT INDONESIA (PERSERO), as Lessor

                           By:/s/Kemas M. Arief
                           Name:Kemas M. Arief
                           Title:General Manager


                           By:/s/Hendrawan Tranggana
                           Name:Hendrawan Tranggana
                           Title:Deputy General Manager


                         BANK POLSKA KASA OPIEKI S.A.
                           PEKAO S.A. GROUP NEW YORK BRANCH

                           By:/s/Hussein B. El-Tawil
                           Name:Hussein B. El-Tawil
                           Title:Vice President